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                                                                      Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees
ING Funds Trust:

We consent to the use of our reports dated May 21, 2004 on the financial statements of ING Lexington Money Market Trust, ING Money Market Fund, and ING Classic Money Market Fund incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/ Prospectus.


                                        /s/ KPMG LLP

Boston, Massachusetts
December 1, 2004